                 CODE OF ETHICS AND PERSONAL TRADING GUIDELINES

                    MORGAN STANLEY INVESTMENT MANAGEMENT(1)

                             EFFECTIVE MAY 12, 2008

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(1)  Ex-Merchant Banking and FrontPoint Partners.

                             TABLE OF CONTENTS (2)

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(2)  Previous versions: August 16, 2002, February 24, 2004, June 15, 2004,
     December 31, 2004 and December 15, 2006.

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1. INTRODUCTION(3)

     A.   GENERAL

          The Morgan Stanley Investment Management ("MSIM") Code of Ethics (the
          "Code") is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and outside activities as an
          MSIM employee. It is very important for you to read the "Definitions"
          section below to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers. You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered
          Person, as defined below, when amendments are made, and annually.

     B.   STANDARDS OF BUSINESS CONDUCT

          MSIM seeks to comply with the Federal securities laws and regulations applicable to its business. This Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM employee as they relate to your personal securities transactions.

          o    Fiduciary Duties.

               As an MSIM employee, you owe a fiduciary duty to MSIM's Clients.
               This means that in every decision relating to personal
               investments, you must recognize the needs and interests of
               Clients and place those ahead of any personal interest or
               interest of the Firm.

          o    Personal Securities Transactions and Relationship to MSIM's
               Clients.

               MSIM generally prohibits you from engaging in personal trading in a manner that would distract you from your daily
               responsibilities. MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading. You are cautioned that short-term strategies may attract a higher level of regulatory and other scrutiny. Excessive or
               inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.

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(3)  This Code is intended to fulfill MSIM's requirements under Rule 204A-1 of the Investment Advisers Act of 1940 (Advisers Act) and Rule 17j-1 under the
     Investment Company Act of 1940 (Company Act). Please note that there is a separate Fund Code for each of the Morgan Stanley and Van Kampen fund families.

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     If you become aware that you or someone else may have violated any aspect of this Code, you must report the suspected violation to Compliance immediately.

     C.   OVERVIEW OF CODE REQUIREMENTS

          Compliance with the Code is a matter of understanding its basic requirements and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:

          ACTIVITY                              CODE REQUIREMENTS
          ------------------------------------  ----------------------------------------

          Employee Securities Account(s)        -Pre-clearance, Reporting
          Personal Trading                      -Pre-clearance, Holding Period, Reporting
          Participating in an Outside Activity  -Pre-clearance, Reporting
          Investing in a Private Placement      -Pre-clearance, Reporting
          Political Contributions               -Pre-clearance, Reporting
          Gifts and Entertainment               -Reporting

          You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with
          Compliance if you have any questions.

     D.   DEFINITIONS

          These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code. They are an integral part of the Code and a proper understanding of them is essential.
          Please refer back to these Definitions as you read the Code.

          o    "Access Persons," as defined in the Morgan Stanley Code of
               Conduct for purposes of transacting in Morgan Stanley stock includes:

               o    all Morgan Stanley Management Committee and Operating
                    Committee members

               o    all other Managing Directors

               o    if your business unit or department has a title structure
                    that does not include Managing Director, the person(s) with the highest available title in that unit

               o    individuals notified by Compliance that, due to their job
                    responsibilities, they are considered to be Access Persons.

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          o    "Client" means and includes shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.

          o    "Compliance" means your local Compliance group (New York, London,
               Singapore, Tokyo and Mumbai).

          o    "Consultant" means a non-employee of MSIM who falls under the definition of a Covered Person.

          o    "Covered Persons"(4) means and includes:

               o    All MSIM employees;

               o    All directors, officers and partners of MSIM;

               o    Any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who
                    has access to nonpublic information regarding any Client's purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic (such as certain
                    consultants, leased workers or temporary employees).

               o    Any personnel with responsibilities related to MSIM or who support MSIM as a business and have frequent interaction
                    with Covered Persons or Investment Personnel as determined by Compliance (e.g., IT, Internal Audit, Legal, Compliance,
                    Operations, Corporate Services and Human Resources).

                    THE DEFINITION OF "COVERED PERSON" MAY VARY BY LOCATION.
                    PLEASE CONTACT COMPLIANCE IF YOU HAVE ANY QUESTION AS TO
                    YOUR STATUS AS A COVERED PERSON.

               o    Any other persons falling within such definition under Rule
                    17j-1 of the Company Act or Rule 204A-1 under the Advisers
                    Act and such other persons that may be so deemed by
                    Compliance from time to time.

          o    "Covered Securities" includes generally all equity or debt securities, including derivatives of securities (such as options, warrants and

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(4)  The term "Access Person" is now made consistent with the Morgan Stanley
     Code of Conduct to avoid confusion.

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               ADRs), futures, commodities, securities indices, exchange-traded funds, open-end mutual funds for which MSIM acts as adviser or sub-adviser, closed-end funds, corporate and municipal bonds and similar instruments, but do not include "Exempt Securities," as defined below. Please refer to Schedule A for application of the
               Code to various security types.

          o    "Employees" means MSIM employees. For purposes of this Code, all
               Employees are considered Covered Persons.

          o    "Employee Securities Account" is any account in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of
               holding Covered Securities, as defined below. This includes accounts owned by you and:

               o    accounts of your spouse or domestic partner;

               o    accounts of your children or other relatives of you or your spouse or domestic partner who reside in the same household as you and to whom you contribute substantial financial
                    support (e.g., a child in college that is claimed as a
                    dependent on your income tax return or who receives health benefits through you);

               o    accounts where you obtain benefits substantially equivalent to ownership of securities;

               o    accounts that you or the persons described above could be
                    expected to influence or control, such as:

                    o    joint accounts;

                    o    family accounts;

                    o    retirement accounts ;

                    o    corporate accounts;

                    o    trust accounts for which you act as trustee where you
                         have the power to effect investment decisions or that
                         you otherwise guide or influence;

                    o    arrangements similar to trust accounts that benefit you
                         directly;

                    o    accounts for which you act as custodian; and

                    o    partnership accounts.

               o    "Exempt Securities" are securities that are not subject to the pre-clearance, holding and reporting requirements of the
                    Code, such as:

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                    o    Bankers' acceptances, bank certificates of deposit and
                         commercial paper;

                    o    Investment grade, short-term debt instruments,
                         including repurchase agreements (which for these
                         purposes are repurchase agreements and any instrument
                         that has a maturity at issuance of fewer than 366 days
                         that is rated in one of the two highest categories by a
                         nationally recognized statistical rating organization);

                    o    Direct obligations of the U.S. Government(5);

                    o    Shares held in money market funds;

                    o    Variable insurance products that invest in funds for
                         which MSIM does not act as adviser or sub-adviser; and

                    o    Open-end mutual funds for which MSIM does not act as
                         adviser or sub-adviser.

               Please refer to Schedule A for application of the Code to various security types.

          o    "Firm" means Morgan Stanley, MSIM's parent company.

          o    "Investment Personnel" means and includes:

                    o    Employees in the Global Equity, Global Fixed Income and
                         Alternative Investments Groups, including portfolio
                         managers, traders, research analysts, support staff,
                         etc., and any other Covered Person who obtains or has
                         access to information concerning investment
                         recommendations made to any Client; and

                    o    Any persons designated as Investment Personnel by
                         Compliance.

          o    "IPO" means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

          o    "Morgan Stanley Broker" means a broker-dealer affiliated with
               Morgan Stanley.

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(5)  Includes securities that are backed by the full faith and credit of the
     U.S. Government for the timely payment of principal and interest, such as
     Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries, and equivalent securities issued by non-U.S. governments.

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          o    "Morgan Stanley Investment Management" or "MSIM" means the companies and businesses comprising Morgan Stanley's Investment
               Management Division. See Schedule B.

          o    "Mutual Funds" includes all open-end mutual funds and similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan, but do not include shares of open-end money market mutual funds (unless otherwise directed by Compliance).

          o    "Outside Activity" means any organized or business activity conducted outside of MSIM. This includes, but is not limited to, participation on a board of a charitable organization, part-time employment or formation of a limited partnership.

          o    "Portfolio Managers" are Employees who are primarily responsible for the day-to-day management of a Client portfolio.

          o    "Private Placement" means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions. If you are unsure whether the securities are issued in a private placement, please consult with Compliance.

          o    "Proprietary or Sub-advised Mutual Fund" means any open-end
               Mutual Fund for which MSIM acts as investment adviser or
               sub-adviser.

          o    "Research Analysts" are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any Client portfolio.

          o    "Senior Loan Employee" means any Employee who has knowledge of, or has access to, investment decisions of any MSIM senior loan fund.

          o    "Unit Investment Trust(s)" or "UIT(s)" include registered trusts in which a fixed, unmanaged portfolio of securities is purchased.

     E.   GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

          Pursuant to the terms of Section 9 of the Advisers Act, no director, officer or employee of MSIM may become, or continue to remain, an officer, director or employee without an exemptive order issued by the
          U.S. Securities and Exchange Commission if such director, officer or employee:

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               o    within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any
                    security; or (ii) arising out of his or her conduct as an
                    underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person
                    required to be registered under the U.S. Commodity Exchange
                    Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or
                    person required to be registered under the U.S. Commodity
                    Exchange Act; or

               o    is or becomes permanently or temporarily enjoined by any
                    court from: (i) acting as an underwriter, broker, dealer,
                    investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer
                    agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank,
                    insurance company or entity or person required to be
                    registered under the U.S. Commodity Exchange Act; or (ii)
                    engaging in or continuing any conduct or practice in
                    connection with any such activity or in connection with the purchase or sale of any security.

          You are obligated to report any conviction or injunction described here to Compliance immediately.

     F.   OTHER POLICIES AND PROCEDURES

          In addition to this Code, you are also subject to the Morgan Stanley
          Investment Management Compliance Manuals and the Morgan Stanley Code
          of Conduct.

          Please contact Compliance for additional policies applicable in your region.

II. PRE-CLEARANCE REQUIREMENTS

     A.   EMPLOYEE SECURITIES ACCOUNTS

          Generally, you must maintain all Employee Securities Accounts that may invest in Covered Securities at a Morgan Stanley Broker. Situations in
          non-U.S. offices may vary. New Employees must transfer, at their expense, their Employee Securities Account(s) to a Morgan Stanley
          Broker as soon as

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          practical (generally within 30 days of becoming a Covered Person).
          FAILURE TO DO SO WILL BE CONSIDERED A SIGNIFICANT VIOLATION OF THIS
          CODE.

          o    Process for Opening a Morgan Stanley Brokerage Account.

               When opening an account with a Morgan Stanley Broker, you must notify the Broker that you are an MSIM Employee and that all
               Employee Securities Accounts opened by you must be coded as an employee or employee-related account. You are responsible for reporting your Morgan Stanley Brokerage account number to
               Compliance during the Quarterly Transactions Reporting process.
               Prior approval from Compliance is not required. The process in
               non-U.S. offices may vary.

          o    Non-Morgan Stanley Accounts by Special Permission only.

               Exceptions to the requirement to maintain Employee Securities
               Accounts at a Morgan Stanley Broker are rare and will be granted only with the prior written approval of Compliance. If your request is approved, you will be required to ensure that
               duplicate confirmations and statements are sent to Compliance.
               Situations in non-U.S. offices may vary.

               If you maintain an outside account without appropriate approval, you must immediately disclose this to Compliance.

          o    Individual Savings Accounts ("ISAs" for employees of MSIM Ltd.)

               MSIM Ltd. employees are permitted to establish ISAs with outside managers but details may require pre-clearance. The degree of reporting that will be required will depend on the type of ISA held. Fully discretionary managed ISAs (i.e. an independent manager makes the investment decisions) may be established and maintained without the prior approval of Compliance, provided that you exercise no influence or control on stock selection or other investment decisions. Once an ISA is established, details must be disclosed via the Firm's Outside Business Interests system ("OBI"). Non-discretionary ISAs (including single company
               ISAs) where an employee makes investment decisions may only be established and maintained if pre-clearance from Compliance is sought, duplicate statements are supplied to Compliance and the
               Code of Ethics quarterly and annual reporting requirements are met.

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          o    Mutual Fund Accounts

               You may open an account for the exclusive purchase of open-end
               Mutual Funds, including Proprietary Mutual Funds (i.e. an account directly with a fund transfer agent) without prior approval from
               Compliance. If the account is opened for the purchase of
               Sub-Advised Mutual Funds, duplicate confirmations of all
               transactions and account statements must be sent to Compliance.

               MSIM Private Limited Employees. Refer to your local Employee
               Trading Policy for specific restrictions applicable in your region. See Schedule C.

          o    Discretionary Managed Accounts.

               You may open a fully discretionary managed account
               ("Discretionary Managed Account") at Morgan Stanley if the
               account meets the standards set forth below. In certain
               circumstances and with the prior written approval of Compliance, you may appoint non-Morgan Stanley managers (e.g., trust
               companies, banks or registered investment advisers) to manage your account.

               In order to establish a Discretionary Managed Account, you must grant to the manager COMPLETE INVESTMENT DISCRETION over your account. Pre-clearance is not required for trades in this
               account; however, you may not participate, directly or
               indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This
               restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

               To open a Morgan Stanley Discretionary Managed Account, you must submit the appropriate Discretionary Managed Account form, along with the required documentation (i.e. the advisory agreement or contract with the manager) to Compliance. See Schedule C. If it is managed by a non-Morgan Stanley manager, please submit the request in the OBI system and arrange for duplicate copies of trade confirmations and statements to be sent to Compliance.

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          o    Issuer Purchase Plans.

               You may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, or "DRIP," by submitting the DRIP form to your local Compliance group and by pre-clearing the initial purchase and any sales of shares. See
               Schedule C. You must also report holdings annually to Compliance.

          o    Other Morgan Stanley Accounts:
               Employee Stock Purchase Plan (ESPP)
               Employee Stock Ownership Plan (ESOP)
               Employee Incentive Compensation Plan (EICP)
               Morgan Stanley 401(k) (401(k)).

               You do not have to pre-clear participation in the Morgan Stanley
               ESPP, ESOP, EICP or 401(k) Plan with Compliance. However, you must disclose participation in any of these plans (quarterly, upon initial participation, and on annual certifications).

               NOTE: PARTICIPATION IN A NON-MORGAN STANLEY 401(K) PLAN OR
               SIMILAR ACCOUNT THAT PERMITS YOU TO TRADE COVERED SECURITIES MUST
               BE PRE-APPROVED BY COMPLIANCE.

          o    Investment Clubs

               You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.

          o    529 Plans

               You do not have to pre-clear participation in a 529 Plan with
               Compliance.

     B.   PERSONAL TRADING

          You are required to obtain pre-clearance of personal securities transactions in Covered Securities, other than transactions in
          Proprietary or Sub-advised Mutual Funds. Exempt Securities do not require pre-clearance. Please see the Securities Transaction Matrix attached as Schedule A for additional information about when pre-clearance is or may not be required.

          o    Initiating a Transaction.

               Pre-clearance must be obtained by entering the trade request into the Trade Pre-Clearance System by typing "TPC" into your internet browser. For regions without access to TPC, please contact

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               Compliance. See Schedule C. Once Compliance has performed the necessary checks, Compliance will notify you promptly regarding your request.

          o    Pre-Clearance Valid for One Day Only.

               If your request is approved, such approval is valid only for the day it is granted. Any transaction not completed on that day will require a new approval. This means that open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. (6)

          o    Holding Requirement and Repurchase Limitations

               Proprietary or Sub-advised Mutual Funds

               You may not redeem or exchange Proprietary Mutual Funds (i.e.,
               Morgan Stanley or Van Kampen funds) until at least 30 calendar days from the purchase trade date.

               Sub-advised Mutual Funds are not subject to a holding period but do carry a reporting requirement, as detailed below.

               All other Covered Securities

               You may not sell a Covered Security until you have held it for at least 30 days.

               If you sell a Covered Security, you may not repurchase the same security for at least 30 days.

               MSAITM Employees. In case of selling equity and equity-linked notes, Covered Persons at MSAITM must hold such instruments for at least six months; however, Compliance may grant an exception if the instruments are held for at least 30 calendar days from the date of purchase. This includes transactions in MS stock.

               MSIM Private Limited Employees. Refer to your local Employee
               Trading Policy for specific restrictions applicable in your region. See Schedule C.

          o    Restrictions and Requirements for Portfolio Managers and
               Investment Personnel.

               Blackout Period. No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives)
               by a

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(6)  In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.

                                       13

               Portfolio Manager for a period of seven calendar days before or seven calendar days after the Portfolio Manager purchases or sells the security on behalf of a Client. A Portfolio Manager may request an exception from the blackout period if the Covered
               Security was traded for an index fund or index portfolio.

               In addition, Investment Personnel who have knowledge of a
               Portfolio Manager's trading activity are subject to the same blackout period.

               Investment Personnel must also obtain an additional signature from their manager prior to pre-clearance.

               MSIM Private Limited Employees. Refer to your local Employee
               Trading Policy for specific restrictions applicable in your region. See Schedule C.

               UITs. Investment Personnel involved in determining the
               composition of a UIT portfolio, or who have knowledge of the composition of a UIT portfolio prior to deposit, are considered
               Portfolio Managers and may not buy or sell a Covered Security within seven calendar days before or seven calendar days after such Covered Security is included in the initial deposit of a UIT portfolio.

               Closed-End Funds. Portfolio Managers are permitted to purchase closed-end funds that they manage and that are not traded on an exchange with prior approval from Compliance.

          o    Restrictions for Research Analysts

               Research Analysts may not own or trade any Covered Security for which he or she provides research coverage. If a Research Analyst commences research coverage for a Covered Security that he or she already owns, the Research Analyst may be asked to sell the
               Covered Security to avoid any potential or actual conflict of interest.

          o    Restrictions for Senior Loan Employees

               Senior Loan Employees may not purchase any Covered Security issued by any company that has a loan or loans held in any senior loan fund.

               As a reminder, Senior Loan Employees are also subject to the MSIM
               Senior Loan Firewall Procedures.

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          o    Transactions in Morgan Stanley (MS) Stock

               You may only transact in MS stock during designated window periods. This includes the gifting of MS Stock. If you are transacting in MS stock through a brokerage account, YOU ARE NO
               LONGER REQUIRED TO PRE-CLEAR THE TRANSACTION THROUGH COMPLIANCE.
               Similarly, you do not have to pre-clear transactions in MS stock sold out of your EICP, ESOP, ESPP or 401(k) Plan. All other holding and reporting requirements for Covered Securities still apply.

               For MSAITM employees, as noted above, a six-month holding period applies.

          o    Additional Restrictions for "Access Persons."

               Morgan Stanley imposes additional restrictions on selling MS stock for Access Persons, as defined above.

               Firm policy requires Access Persons, among other things, to hold a position in MS stock for a minimum of six months in their employee and employee-related accounts. If you are an Access
               Person, please consult the Window Period Announcement on the Firm intranet before transacting in MS stock.

               As always, employees may never buy or sell MS stock if in
               possession of material, non-public information regarding Morgan
               Stanley.

          o    Trading Derivatives

               You may not trade forward contracts, physical commodities and related derivatives, currencies, over-the-counter warrants or swaps. In addition, you may not trade futures under this Code.

               The following is a list of permitted options trading:

               Call Options.

               LISTED CALL OPTIONS. You may purchase a listed call option only if the call option has a period to expiration of at least 30 days from the date of purchase and you hold the call option for at least 30 days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 days.

                                       15

               COVERED CALLS. You may also sell (or "write") a call option only if you have held the underlying security (in the corresponding quantity) for at least 30 days.

               Put Options.

               LISTED PUT OPTIONS. You may purchase a listed put option only if the put option has a period to expiration of at least 30 days from the date of purchase and you hold the put option for at least 30 days prior to sale. If you purchase a put option on a security you already own, you may only exercise the put once you have held the underlying security for 30 days.

               SELLING PUTS. You may not sell ("write") a put.

               PLEASE NOTE THAT YOU MUST OBTAIN PRE-CLEARANCE TO EXERCISE AN
               OPTION AS WELL AS TO PURCHASE OR SELL AN OPTION.

          o    Other Restrictions

               PRIMARY AND SECONDARY PUBLIC OFFERINGS. Consistent with the Code of Conduct, you and your Employee Securities Account(s) are prohibited from purchasing any equity security in an initial public offering. In addition, unless otherwise notified, you may not purchase an equity security that is part of a primary or secondary offering that the Firm is underwriting or selling until the distribution has been completed. Accordingly, you must consult Compliance prior to purchasing an equity security in a primary or secondary public offering to determine whether any restrictions apply.

               Please note that this restriction applies to your immediate family as well, REGARDLESS of whether the accounts used to purchase these securities are considered Employee Securities
               Accounts.

               Purchases of new issue debt are permitted, provided such
               purchases are pre-cleared and meet other relevant requirements of the Code.

               MSIM Private Limited Employees. Refer to your local Employee
               Trading Policy for specific restrictions applicable in your region. See Schedule C.

               OPEN CLIENT ORDERS. Personal trade requests will be denied if there is an open order for any Client in the same security or related security. Exemptions are granted if the Covered Security is being purchased or sold for a passively-managed index fund or index portfolio.

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               SHORT SALES. You may not engage in short selling of Covered
               Securities.

               RESTRICTED LIST. You may not transact in Covered Securities that appear on the Firmwide Restricted List. Compliance will check the
               Restricted List as part of its pre-clearance process.

          o    Other Criteria Considered in Pre-Clearance

               In spite of adhering to the requirements specified throughout this Section, Compliance, in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in its sole discretion without being required to specify any reason for the refusal.

          o    Reversal and Disgorgement

               Any transaction that is prohibited by this Section may be
               required to be reversed and any profits (or any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Client during the enumerated period) will be subject to disgorgement at the discretion of Compliance. Please see the Code Section regarding
               Enforcement and Sanctions below.

     C.   OTHER PRE-CLEARANCE REQUIREMENTS

          Please note that the following activities also require pre-clearance under the Code:

          o    Outside Activities

          o    Investments in Private Placements

          o    Political Contributions

          Please refer to the Sections below for more details on the additional
          Code requirements regarding these activities.

III. REPORTING REQUIREMENTS

     A.   INITIAL HOLDINGS AND BROKERAGE ACCOUNT(S) REPORTS AND CERTIFICATION

          When you begin employment with MSIM or you otherwise become a Covered
          Person, you must provide an Initial Listing of Securities Holdings and
          Brokerage Accounts Report to Compliance no later than 10 days after you become a Covered Person. The information must not be more than 45 days old from the day you became a Covered Person and must include:

                                       17

               o    the title and type, and as applicable the exchange ticker
                    symbol or CUSIP number, number of shares and principal
                    amount of any Covered Security;

               o    the name of any broker-dealer, bank or financial institution where you hold an Employee Securities Account;

               o    any Outside Activities; and

               o    the date you submitted the Initial Holdings Report.

          o    Certification

               All new Covered Persons will receive training on the principles and procedures of the Code. As a Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code. See Schedule C.

     B.   QUARTERLY TRANSACTIONS REPORT

          You must submit a Quarterly Transaction Report no later than 10 calendar days after the end of each calendar quarter to Compliance.
          The report must contain the following information about each transaction involving a Covered Security:

               o    the date of the transaction, the title, and as applicable
                    the exchange ticker symbol or CUSIP number, interest rate
                    and maturity date, number of shares and principal amount of any Covered Security;

               o    the nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition);

               o    the price of the security at which the transaction was
                    effected;

               o    the name of the broker-dealer or bank with or through which the transaction was effected; and

               o    the date you submitted the Quarterly Report.

          o    Exceptions

               You do not have to submit a Quarterly Transactions Report if it would duplicate information in broker trade confirmations or account statements Compliance already receives or may access, such as Morgan Stanley brokerage accounts, direct accounts for the

                                       18

               purchase of Proprietary Mutual Funds and employee-benefit related accounts (i.e. Morgan Stanley 401(k), ESPP, ESOP, and EICP). For
               non-Morgan Stanley confirmations and account statements,
               Compliance must receive this information no later than 30 days after the end of the applicable calendar quarter.

               A reminder to complete the Quarterly Transaction Report will be provided to you by Compliance at the end of each calendar
               quarter. See Schedule C.

     C.   ANNUAL HOLDINGS REPORT AND CERTIFICATION OF COMPLIANCE

          Annually, you must report holdings and transactions in Covered
          Securities by completing the Annual Holdings Report and Certification of Compliance, which includes the following information:

               o    a listing of your current Morgan Stanley brokerage
                    account(s);

               o    a listing of all securities beneficially owned by you in
                    these account(s);

               o    all your approved Outside Activities, including non-Morgan
                    Stanley brokerage accounts, Private Placements and Outside
                    Activities; and

               o    all other investments you hold outside of Morgan Stanley
                    (such as DRIPs, other 401(k)s and any securities held in
                    certificate form).

          The information must not be more than 45 days old on the day you submit the information to Compliance. You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code. The Report must be submitted within 30 days after the end of each year.

          The link to the Annual Holdings Report and Certification of Compliance
          will be provided to you by Compliance. See Schedule C.

IV. OUTSIDE ACTIVITIES AND PRIVATE PLACEMENTS

     A.   APPROVAL TO ENGAGE IN AN OUTSIDE ACTIVITY

          You may not engage in any Outside Activity, REGARDLESS OF WHETHER OR
          NOT YOU RECEIVE COMPENSATION, without prior approval from Compliance.
          If you receive approval, it is your responsibility to notify
          Compliance

                                       19

          immediately if any conflict or potential conflict of interest arises in the course of the Outside Activity.

          Examples of an Outside Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated with the Firm, whether or not related to the financial services industry (including charitable organizations or activities for which you do not receive compensation). Generally, you will not be approved for any Outside Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not competitive with those of the Firm.

          A request to serve on the board of any company, especially the board of a public company, will be granted in very limited instances only.
          If you receive an approval, your directorship will be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.

     B.   APPROVAL TO INVEST IN A PRIVATE PLACEMENT

          You may not invest in a Private Placement of any kind without prior approval from Compliance. Private Placements include investments in privately held corporations, limited partnerships, tax shelter programs and hedge funds (including those sponsored by Morgan Stanley or its affiliates).

          MSIM Private Limited Employees. Refer to your local Employee Trading
          Policy for specific restrictions applicable in your region. See
          Schedule C.

     C.   APPROVAL PROCESS

          You must request pre-clearance of Outside Activities and Private
          Placements online through the Outside Business Interest system by typing "OBI" into your intranet browser..

     D.   CLIENT INVESTMENT INTO PRIVATE PLACEMENT

          If you have a personal position in an issuer through a Private
          Placement, you must contact Compliance immediately if you are involved in considering any subsequent investment decision on behalf of a
          Client regarding any security of that issuer or its affiliate. In these instances, the relevant Chief Investment Officer will make an independent determination

                                       20

          of the final investment decision and document the same, with a copy to
          Compliance.

V. POLITICAL CONTRIBUTIONS

     Morgan Stanley places certain restrictions and obligations on its employees in connection with their political contributions and solicitation activities. Morgan Stanley's Policy on U.S. Political Contributions and
     Activities (the "Policy") is designed to permit Employees, Morgan Stanley and the Morgan Stanley Political Action Committee to pursue legitimate political activities and to make political contributions to the extent permitted under applicable regulations. The Policy prohibits any political contributions, whether in cash or in kind, to state or local officials or candidates in the United States that are intended or may appear to influence the awarding of municipal finance business to Morgan Stanley or the retention of that business.

     You are required to obtain pre-clearance from Compliance prior to making any political contribution to or participating in any political solicitation activity on behalf of a U.S. federal, state or local political candidate, official, party or organization by completing a Political
     Contributions Pre-Clearance Form. See Schedule C.

     Restricted Persons, as defined in the Policy, and certain executive officers are required to report to Compliance, on a quarterly basis, all state and local political contributions. Compliance will distribute disclosure forms to the relevant individuals each quarter. The information included on these forms will be used by Morgan Stanley to ensure compliance with the Policy and with any applicable rules, regulations and requirements. In addition, as required by applicable rules, Morgan Stanley will disclose to the appropriate regulators on a quarterly basis any reported political contributions by Restricted Persons.

     VIOLATIONS OF THIS POLICY CAN HAVE SERIOUS IMPLICATIONS ON MORGAN STANLEY'S
     ABILITY TO DO BUSINESS IN CERTAIN JURISDICTIONS. CONTACT COMPLIANCE IF YOU
     HAVE ANY QUESTIONS.

VI. GIFTS AND ENTERTAINMENT

     Morgan Stanley's Code of Conduct sets forth specific conditions under which employees and their family members may accept or give gifts or entertainment. In general, employees and their families may not accept or give gifts or special favors (other than an occasional non-cash gift of nominal value) from or to any person or organization with which Morgan
     Stanley has a current or potential business relationship. Please contact
     Compliance for your region's Gifts and Entertainment policy.

                                       21

VII. CONSULTANTS AND TEMPORARY EMPLOYEES

     Consultants and other temporary employees who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM
     (i.e. any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client's purchase or sale of securities, or who is involved in making securities recommendations to
     Clients, or who has access to such recommendations that are nonpublic) must adhere to the following Code provisions:

          o    Reporting on an initial, quarterly and annual basis;

          o    Duplicate confirmations and statements sent to Compliance for transactions in any Covered Security;

          o    Restriction from participating in any IPOs;

          o    Pre-clearance of any Outside Activities and Private Placements.

     Only consultants or temporary employees hired for more than one year are required to transfer any brokerage accounts to Morgan Stanley.

VIII. REVIEW, INTERPRETATIONS AND EXCEPTIONS

     Compliance is responsible for administering the Code and reviewing your
     Initial, Quarterly and Annual Reports. Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved. Compliance will grant exceptions only in rare and unusual circumstances, such as financial hardship. You must contact Compliance with any questions regarding the applicability, meaning or administration of the
     Code, including requests for an exception, in advance of any contemplated transaction.

IX. ENFORCEMENT AND SANCTIONS

     Violations of this Code may be reported to the Chief Compliance Officer and on a quarterly basis to senior management and the applicable funds' board of directors. MSIM may issue letters of warning or impose sanctions as appropriate, including notifying the Covered Person's manager, issuing a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment. The following is a schedule of sanctions that may be imposed for failure to abide by the requirements of the Code.
     VIOLATIONS ARE CONSIDERED ON A CUMULATIVE BASIS.

     These sanctions are intended to be guidelines only. Compliance, in its discretion, may recommend alternative actions, including imposition of more severe sanctions, if deemed warranted by the facts and circumstances of each situation. Senior

                                       22

     management at MSIM, including the Chief Compliance Officer, are authorized to determine the choice of actions to be taken in specific cases.

     Sanctions may vary based on regulatory concerns in your jurisdiction.

                                       23

                           VIOLATION                                                      SANCTION
------------------------------------------------------------------------------------------------------------------------

FAILING TO COMPLETE DOCUMENTATION OR MEET  REPORTING              1st Offense   Letter of Warning
REQUIREMENTS (I.E. ANNUAL CERTIFICATION OR CODE OF ETHICS         ------------------------------------------------------
ACKNOWLEDGEMENT; PROVISION OF STATEMENTS AND CONFIRMS) IN A       2nd Offense   Violation Letter PLUS
TIMELY MANNER                                                                   $200 Fine
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter and
                                                                                $300 Fine PLUS 3-month trading ban
------------------------------------------------------------------------------------------------------------------------
FAILING TO OBTAIN  AUTHORIZATION  FOR A TRADE OR TRADING ON DAY   1st Offense   Letter of Warning; possible reversal
AFTER  PRE-CLEARANCE  IS  GRANTED  FOR  A  PERSONAL  SECURITIES                 of trade with any profits donated to
TRANSACTION                                                                     charity
                                                                  ------------------------------------------------------
                                                                  2nd Offense   Violation Letter; possible reversal of
                                                                                trade with any profits donated to
                                                                                charity  PLUS a fine representing 5%
                                                                                of net trade amount donated to charity
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter; possible reversal of
                                                                                trade with any profits donated to
                                                                                charity  and a fine representing 5% of
                                                                                net trade amount donated to charity
                                                                                PLUS a 3-month trading ban
------------------------------------------------------------------------------------------------------------------------
TRADING  WITHIN 30 DAY HOLDING  PERIOD (6 MONTHS FOR MSAITM) OR   1st Offense   Letter of Warning; mandatory reversal
TRADING MS STOCK OUTSIDE DESIGNATED WINDOW PERIODS                              of trade with any profits donated to
                                                                                charity
                                                                  ------------------------------------------------------
                                                                  2nd Offense   Violation Letter; mandatory reversal
                                                                                of trade with any profits donated to
                                                                                charity PLUS a fine representing 5% of
                                                                                net trade amount donated to charity
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter; mandatory reversal
                                                                                of trade with any profits donated to
                                                                                charity and a fine representing 5% of
                                                                                net trade amount donated to charity,
                                                                                PLUS a 3-month trading ban.
------------------------------------------------------------------------------------------------------------------------

                                       24

                           VIOLATION                                                       SANCTION
------------------------------------------------------------------------------------------------------------------------

FAILING TO GET OUTSIDE BROKERAGE ACCOUNT APPROVED                 1st Offense   Letter of Warning; account moved to a
                                                                                MS Broker immediately
                                                                  ------------------------------------------------------
                                                                  2nd Offense   Violation Letter; account moved to a
                                                                                MS Broker immediately, PLUS $200 fine
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter; account moved to a
                                                                                MS Broker immediately, PLUS $300 fine
------------------------------------------------------------------------------------------------------------------------
FAILING TO GET AN OUTSIDE ACTIVITY OR PRIVATE PLACEMENT           1st Offense   Letter of Warning; possible
PRE-APPROVED)                                                                   termination of OBI
                                                                  ------------------------------------------------------
                                                                  2nd Offense   Violation Letter; possible termination
                                                                                of OBI PLUS $200 fine
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter; termination of OBI
                                                                                PLUS $300 fine
------------------------------------------------------------------------------------------------------------------------
TRADING IN SEVEN DAY BLACKOUT PERIOD                              1st Offense   Letter of Warning; reversal of trade
OR PURCHASING AN IPO                                                            with any profits donated to charity
                                                                  ------------------------------------------------------
                                                                  2nd Offense   Violation Letter, reversal of trade
                                                                                with any profits donated to charity,
                                                                                PLUS a fine representing 5% of net
                                                                                trade amount donated to charity and a
                                                                                ban from trading for three months
                                                                  ------------------------------------------------------
                                                                  3rd Offense   Violation Letter, reversal of trade
                                                                                with any profits donated to charity, a
                                                                                fine representing 5% of net trade
                                                                                amount donated to charity and a ban
                                                                                from trading for SIX months
------------------------------------------------------------------------------------------------------------------------
FRONT RUNNING (TRADING AHEAD OF A CLIENT)                         Each case to be considered on its merits.
                                                                  Possible termination and reporting to regulatory
                                                                  authorities.
------------------------------------------------------------------------------------------------------------------------
INSIDER TRADING (TRADING ON MATERIAL NON-PUBLIC INFORMATION)      Each case to be considered on its merits.
                                                                  Possible termination and reporting to regulatory
                                                                  authorities.
------------------------------------------------------------------------------------------------------------------------

                                       25

                                                                     SCHEDULE A

                          SECURITIES TRANSACTION MATRIX

                                                   Pre-Clearance   Reporting    Holding
                TYPE OF SECURITY                      Required      Required   Required
------------------------------------------------   -------------   ---------   --------

              COVERED SECURITIES

Pooled Investment Vehicles:
Closed-End Funds                                        Yes           Yes         Yes
Open-End Mutual Funds advised by MSIM                    No           Yes         Yes
Open-End Mutual Funds sub-advised by MSIM                No           Yes          No
Unit Investment Trusts                                   No           Yes          No
Exchange Traded Funds (ETFs)                            Yes           Yes         Yes

Equities:
MS Stock(7)                                              No           Yes         Yes
Common Stocks                                           Yes           Yes         Yes
Listed depository receipts e.g. ADRs, ADSs, GDRs        Yes           Yes         Yes
DRIPs(8)                                                Yes           Yes         Yes
Stock Splits                                             No           Yes         Yes
Rights                                                  Yes           Yes         Yes
Stock Dividend                                           No           Yes         Yes
Warrants (Exercised)                                    Yes           Yes         Yes
Preferred Stock                                         Yes           Yes         Yes
Initial Public Offerings (equity IPOs)                         PROHIBITED
Hedge Funds                                             Yes           Yes          No

Derivatives
MS (stock options)                                      Yes           Yes         Yes
Common Stock Options                                    Yes           Yes         Yes
Forward Contracts                                              PROHIBITED
Commodities                                                    PROHIBITED
Currencies                                                     PROHIBITED
OTC warrants or swaps                                          PROHIBITED
Futures                                                        PROHIBITED

----------
(7)  Employees may only transact in MS stock during designated window periods.

(8)  Automatic purchases for dividend reinvestment plan are not subject to pre-approval requirements.

Fixed Income Instruments:
Fannie Mae                                              Yes           Yes         Yes
Freddie Mac                                             Yes           Yes         Yes
Corporate Bonds                                         Yes           Yes         Yes
Convertible Bonds (converted)                           Yes           Yes         Yes
Municipal Bonds                                         Yes           Yes         Yes
New Issues (fixed income)                               Yes           Yes         Yes

Private Placements (e.g. limited partnerships)          Yes           Yes         N/A
Outside Activities                                      Yes           Yes         N/A
Investment Clubs                                               PROHIBITED

               EXEMPT SECURITIES

Mutual Funds (open-end) not advised or sub-advised
   by MSIM                                               No            No          No
US Treasury(9)                                           No            No          No
CDs                                                      No            No          No
Money Markets                                            No            No          No
GNMA                                                     No            No          No
Commercial Paper                                         No            No          No
Bankers' Acceptances                                     No            No          No
Investment Grade Short-Term Debt Instruments(10)         No            No          No

----------
(9)  For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction (i.e.
     international government debt).

(10) For these purposes, repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated as investment grade by a nationally recognized statistical rating organization.

                                                                      SCHEDULE B

                                 MSIM AFFILIATES

Registered Investment Advisers

Morgan Stanley Investment Advisors Inc.
Morgan Stanley Investment Management Inc.
Morgan Stanley AIP GP LP
Morgan Stanley Alternative Investment Partners LP
Private Investment Partners, Inc.
Van Kampen Asset Management
Van Kampen Advisors Inc.

Morgan Stanley Investment Management Limited (London)
Morgan Stanley Investment Management Company (Singapore)
Morgan Stanley Asset & Investment Trust Management Co., Limited (Tokyo)
Morgan Stanley Investment Management Private Limited (Mumbai)*
Morgan Stanley Investment Management Proprietary (Pty) Limited (Australia)*

Broker-Dealers

Morgan Stanley Distributors Inc.
Morgan Stanley Distribution Inc.

Transfer Agent

Morgan Stanley Services Company Inc.
Morgan Stanley Trust Co.
Van Kampen Investments, Inc.
Van Kampen Funds Inc.
Van Kampen Investor Services Inc.

*    Not registered with the Securities and Exchange Commission.

                                                                      SCHEDULE C

                              CODE OF ETHICS FORMS
                Procedures and Forms in non-U.S. offices may vary

Account Opening Forms

Morgan Stanley Discretionary Managed Account
Non-Morgan Stanley Discretionary Managed Account (OBI)
Dividend Reinvestment Plan (DRIPs)
     o    As per the Code of Ethics, you must pre-clear the initial purchase in a DRIP Plan (TPC)

Transaction Pre-Clearance

Trade Pre-Clearance System (TPC)
Personal Securities Transaction Form for non-US regions (Please contact your local Compliance group)
Outside Business Interest System (Outside Activities and Private
Placements)(OBI)
Political Contributions (PCT)

Reporting Forms

Initial Holdings Report
Quarterly Transactions Report (QTR Form)
Annual Holdings Report and Certification of Compliance (Please contact your local Compliance group)

Code of Ethics Certifications

Initial Certification (Please contact your local Compliance group)
Certification of Amended Code (Please contact your local Compliance group)
Annual Certification (Please contact your local Compliance group)

Regional Information

MSIM India Employee Trading Policy